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                                                                   Exhibit 10.23

                            STOCK PURCHASE AGREEMENT

                                     between

                         GREAT LAKES ENVIRONMENTAL, INC.

                                       and

                                  DAVID M. RICE

                          CONCERNING THE ACQUISITION OF
                          ALL THE OUTSTANDING SHARES OF

                       LANCO ENVIRONMENTAL PRODUCTS, INC.

                                 April 14, 1997


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                                TABLE OF CONTENTS
                                -----------------

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
 ARTICLE I             PURCHASE PRICE OF SHARES: MANNER
                       OF PAYMENT.................................................................................1

                       1.1           Purchase Price of Shares.....................................................1
                       1.2           Manner of Payment............................................................1

 ARTICLE II            REPRESENTATIONS, WARRANTIES AND
                       AGREEMENTS OF SELLER.......................................................................2

                       2.1           Organization and Standing....................................................2
                       2.2           Conflicts; Consents..........................................................2
                       2.3           Capital Stock................................................................3
                       2.4           Title to Shares; Investments of the Corporation..............................3
                       2.5           Outstanding Options and Warrants.............................................3
                       2.6           Business Relations...........................................................3
                       2.7           Real Property................................................................3
                       2.8           Title to and Condition of Assets.............................................5
                       2.9           Financial Statements.........................................................5
                       2.10          Absence of Certain Changes...................................................5
                       2.11          Absence of Undisclosed Liabilities...........................................7
                       2.12          Taxes........................................................................7
                       2.13          Indebtedness to Officers, Directors and Shareholders.........................8
                       2.14          Articles  of Incorporation and Bylaws........................................8
                       2.15          Corporate Minutes............................................................9
                       2.16          Brokerage and Finder's Fees..................................................9
                       2.17          Accounts Receivable..........................................................9
                       2.18          Employment Matters...........................................................9
                       2.19          No Defaults.................................................................10
                       2.20          Material Contracts..........................................................10
                       2.21          Purchase Orders.............................................................11
                       2.22          Indebtedness................................................................11
                       2.23          Litigation..................................................................11
                       2.24          Insurance...................................................................11
                       2.25          Transactions with Officers, Etc.............................................12
                       2.26          Employees...................................................................12
                       2.27          Trademarks, Copyrights and Similar Matters..................................12
                       2.28          Employee Benefit Plans and Other Plans......................................13
                       2.29          Environmental Matters.......................................................16
                       2.30          Bank Accounts...............................................................17
                       2.31          Compliance with Laws........................................................17

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
                       2.32          Powers of Attorney..........................................................17
                       2.33          Licenses and Rights.........................................................17
                       2.34          Schedule of Government Reports..............................................18
                       2.35          Products....................................................................18
                       2.36          Casualty Occurrences........................................................18
                       2.37          Inventory...................................................................18
                       2.38          Capital Expenditure Plans...................................................19
                       2.39          Material Misstatements or Omissions.........................................19

 ARTICLE III           REPRESENTATIONS AND WARRANTIES OF
                       PURCHASER.................................................................................19

                       3.1           Organization and Good Standing of Purchaser.................................19
                       3.2           Authority of Purchaser......................................................19
                       3.3           Investment Purpose..........................................................19

 ARTICLE IV            CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF PURCHASER..............................................................................20

                       4.1           Representations True........................................................20
                       4.2           All Consents Obtained.......................................................20
                       4.3           Performance and Obligations.................................................20
                       4.4           Receipt of Documents by Purchaser...........................................20
                       4.5           No Litigation...............................................................22
                       4.6           Employment Agreement........................................................22
                       4.7           Delivery of Books and Records...............................................22
                       4.8           Absence of Changes..........................................................22
                       4.9           Real Property Lease.........................................................22
                       4.10          Escrow Agreement............................................................22
                       4.11          Purchaser's Review..........................................................22
                       4.12          Trade Name Assignment.......................................................22
                       4.13          Equipment Lease.............................................................23
                       4.14          Management Agreement........................................................23

 ARTICLE V             CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF SELLER.................................................................................23

                       5.1           Representations True........................................................23
                       5.2           Receipt of Documents by Seller..............................................23
                       5.3           No Litigation...............................................................24
                       5.4           Real Property Lease.........................................................24
                       5.5           Agreements Regarding Sales Commissions and
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
                                     Used Equipment..............................................................24
                       5.6           Escrow Agreement............................................................24
                       5.7           License Agreement...........................................................24

 ARTICLE VI            CLOSING...................................................................................24

 ARTICLE VII           TERMINATION OF AGREEMENT..................................................................25

 ARTICLE VIII          SURVIVAL OF REPRESENTATIONS AND
                       WARRANTIES:  INDEMNIFICATION:  DISPUTES...................................................26

                       8.1           Survival of Representations and Warranties..................................26
                       8.2           Seller's Indemnification....................................................26
                       8.3           Defense of Claim............................................................26
                       8.4           Purchaser's Indemnification.................................................27
                       8.5           Indemnification Basket......................................................27
                       8.6           Limitation on Indemnification...............................................27

 ARTICLE IX            CONDUCT PRIOR TO CLOSING DATE.............................................................28

                       9.1           Continuation of Business....................................................28
                       9.2           Preservation of Business....................................................29
                       9.3           Consents and Approvals......................................................29

 ARTICLE X             ASSIGNMENT, THIRD PARTIES, BINDING EFFECT.................................................30

 ARTICLE XI            EXPENSES..................................................................................30

 ARTICLE XII           NOTICES...................................................................................30

 ARTICLE XIII          REMEDIES NOT EXCLUSIVE....................................................................31

 ARTICLE XIV           NON-COMPETITION...........................................................................31

                       14.1          Non-Competition Agreement...................................................31
                       14.2          Disclosure of Confidential Information......................................32

 ARTICLE XV            MISCELLANEOUS.............................................................................33

                       15.1          Counterparts................................................................33
                       15.2          Captions and Section Headings...............................................33
                       15.3          Waivers.....................................................................33

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
                       15.4          Right of Inspection.........................................................33
                       15.5          Amendments, Supplements or Modifications....................................33
                       15.6          Entire Agreement............................................................33
                       15.7          Governing Laws..............................................................33
                       15.8          Knowledge...................................................................33
                       15.9          Press Releases..............................................................34




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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made this 14th day of April, 1997, between Great Lakes Environmental, Inc., a Delaware corporation ("Purchaser") and David M. Rice ("Seller") the sole shareholder of Lanco Environmental Products, Inc., a Michigan corporation (the "Corporation").

                                R E C I T A L S:
                                ----------------

         A. Seller owns all the issued and outstanding shares of capital stock of the Corporation.

         B. On the terms and subject to the conditions of this Agreement, and subject to the performance by the parties of their respective obligations under this Agreement, Seller desires to sell, and Purchaser desires to purchase, all of the issued and outstanding shares of capital stock of the Corporation at the "Closing" (as hereinafter defined) for the purchase price described in Article I of this Agreement.

         NOW, THEREFORE, Purchaser and Seller, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                    ---------

                   PURCHASE PRICE OF SHARES: MANNER OF PAYMENT
                   -------------------------------------------

         1.1 PURCHASE PRICE OF SHARES. On the terms and subject to the conditions of this Agreement, Seller shall, with all transfer taxes of any kind prepaid, convey, assign and transfer to Purchaser at the Closing all the Shares (as defined in Section 2.3), free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever. Purchaser shall purchase all the Shares for a purchase price of Two Million Two Hundred Thousand Dollars ($2,200,000.00) (the "Purchase Price").

         1.2 MANNER OF PAYMENT. The Purchase Price will be paid as follows:

                  (a) One Hundred Thousand Dollars ($100,000.00) deposit which has been paid and received by Seller upon the execution and delivery of this Agreement (the "Deposit").

                  (b) Two Million Dollars ($2,000,000.00) payable to Seller at the Closing by certified or official bank check in immediately available funds or by wire transfer to an account designated by Seller.

                  (c) One Hundred Thousand Dollars ($100,000.00) by certified or bank check in immediately available funds or by wire transfer to a bank chosen by Seller that is reasonably satisfactory to Purchaser, as escrow agent in connection with an interest bearing escrow fund



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         established pursuant to an Escrow Agreement in substantially the form attached to this Agreement as EXHIBIT "A" (the "Escrow Agreement").

                                   ARTICLE II
                                   ----------

              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER
              ----------------------------------------------------

         Seller, represents and warrants to, and agrees with, Purchaser as follows:

         2.1 ORGANIZATION AND STANDING.

                  (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Corporation has full power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned or leased and operated by it, and is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary.

                  (b) Set forth on Schedule 2.1 is a true and correct list of all jurisdictions in which the Corporation is qualified to do business as a foreign corporation and each jurisdiction where the Corporation does business or owns or leases property.

         2.2 CONFLICTS; CONSENTS.

                  (a) The execution, delivery and consummation of this Agreement by Seller (i) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which Seller or the Corporation is a party or to which Seller or any of Seller's assets is subject or bound or to which the Corporation or any of its assets is subject or bound, (ii) will not result in the creation of any lien or other charge upon any assets of the Corporation, and
         (iii) will not result in any acceleration or termination of any loan or security interest agreement to which the Corporation is a party or to which the Corporation or any of its assets is subject or bound.

                  (b) Except as may be listed on Schedule 2.2, no approval or consent of any person, firm or other entity or governmental body is or was required to be obtained by Seller for the authorization of this Agreement or the consummation by Seller of the transactions contemplated by this Agreement. Seller is authorized to enter into this Agreement and consummate the transaction contemplated hereby and upon the execution hereof, this Agreement will constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                                        2


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         2.3 CAPITAL STOCK. The Corporation is authorized to issue 60,000 Common
Shares without par value of which 1,000 shares are issued and outstanding (the "Shares"). All the Shares are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of preemptive or any other rights, including any rights under any federal or state securities laws, of any shareholder.

         2.4 TITLE TO SHARES; INVESTMENTS OF THE CORPORATION.

                  (a) All the Shares are owned by Seller of record and beneficially with good and marketable title thereto, free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

                  (b) The Corporation has no direct or indirect equity, debt or other interest in any entity, corporate or otherwise, or any right, warrant or option to acquire any such interest.

         2.5 OUTSTANDING OPTIONS AND WARRANTS. There are no subscriptions, options, warrants, rights, puts, calls, commitments or agreements (respecting issuance, redemption, repurchase, voting or otherwise) relating to, nor any outstanding securities convertible into, any shares of capital stock or other equity interest of the Corporation, or into any such convertible securities, and neither Seller nor the Corporation has agreed to issue, purchase, sell or transfer any of same, except as provided in this Agreement.

         2.6 BUSINESS RELATIONS. Other than as set forth on Schedule 2.6(a), the Corporation is not required, in the ordinary course of business, to provide any bonding or any other financial security arrangements in connection with any transactions with any customers or suppliers. Neither Seller nor the Corporation has received any notice of any disruption (including, without limitation, delayed deliveries or allocations by suppliers) in the availability of any materials or products used in the Corporation's business and has no reason to believe that any such disruption will occur. There are no sole source suppliers of goods, equipment or services used by the Corporation (other than public utilities) with respect to which practical alternative sources of supply are unavailable. Other than as set forth on Schedule 2.6(b), no single customer of the Corporation accounted for greater than five percent (5%) of the Corporation's gross revenues for either the most recently completed fiscal year or the portion of the current fiscal year ended February 28, 1997.

         2.7 REAL PROPERTY.

                  (a) Schedule 2.7(a) is a true and complete list of (i) all real property leases to which the Corporation is a party and (ii) all options, deeds of trust, deeds of declaration, mortgages and land contracts pursuant to or in which the Corporation has any interest (collectively, the "Real Property"). Seller has furnished to Purchaser or its counsel true and complete copies of each written contract and a written description of each oral contract relating to the list set forth on Schedule 2.7(a). The Corporation owns no real property.

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                  (b) With respect to the leased property comprising the Real
         Property including all leasehold improvements (collectively, the "Leased Property"), except as set forth on Schedule 2.7(b):

                         (i) All leases are in writing and are duly executed
                  and, where required, witnessed, acknowledged and recorded to make them valid and binding and in full force and effect for their full term, and none have been modified, amended, sublet or assigned;

                        (ii) The rental set forth in each such lease is the
                  actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth on
                  Schedule 2.7(b);

                       (iii) Where the Corporation is the lessee, the lessee
                  under each such lease has the full right to exercise any renewal option and on due exercise will be entitled to enjoy the use of the leased premises for the full term of such renewal option, and such renewal option does not terminate on assignment of such lease;

                        (iv) There is no default by the Corporation or any other
                  party which affects the Leased Property;

                         (v) Where the Corporation is the lessee, on performance
                  by the lessee of the terms of each lease (all of which terms have been fully performed by the lessee as of the date of this Agreement and will have been fully performed as of the Closing
                  Date), the lessee has the full right to enjoy the use of the premises demised for the full term of the lease without disturbance by any other party, and there are no written or oral contracts between the Corporation and any third party relating to any claim by such third party of any right to all or any part of the interest of the Corporation in any leasehold estate or otherwise relating to the use and occupancy by the Corporation of such estate;

                        (vi) Except as set forth on Schedule 2.7(b), all
                  security deposits required by such leases have been made and have not been refunded or returned, or their forfeiture claimed, in whole or in part, by any lessor;

                       (vii) Where the Corporation is the lessee, all leasehold
                  improvements are in good operating or working condition and repair, after taking into account ordinary wear and tear, and are adequate for the operation of the business of the Corporation as presently conducted. All contributions required to have been paid by any lessor of property in respect of any leasehold improvements have been paid;

                  (c) The Corporation will obtain from all lessors of any leasehold interests comprising the Real Property a so-called "estoppel certificate" (the "Estoppel Certificates") in the form attached as EXHIBIT "B" to this Agreement.

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         2.8 TITLE TO AND CONDITION OF ASSETS. Except as set forth on Schedule
2.8, the Corporation owns and possesses all right, title and interest in and to its assets, including, without limitation (i) valid and subsisting leasehold interests in all leasehold estates comprising the Real Property, and (ii) good and merchantable title to all properties and assets other than the Real Property, in each case free and clear of all conveyances, conditions, easements, liens, charges, security interests, adverse claims, encumbrances, encroachments, reservations, easements, limitations, servitudes, other title defects or restrictions of any nature. All tangible assets of the Corporation are in the Corporation's possession or under its control, and to the best of Seller's knowledge, information and belief, all equipment used by the Corporation is in good operating condition and repair, subject only to routine maintenance, and is fit and adequate for the purposes intended. The Corporation enjoys peaceful and quiet possession of its assets pursuant to or by all of the deeds, bills of sale, leases, licenses and other agreements under which it is operating its business and such assets constitute all of the property or assets necessary to conduct the business of the Corporation as now conducted.

         2.9 FINANCIAL STATEMENTS. Prior to the date of this Agreement, Seller has provided Purchaser with the financial statements of the Corporation listed below (the "Financial Statements") and will provide to Purchaser monthly financial statements for the months after December 31, 1996 (the "New Monthly Financial Statements") as soon as practicable after the end of each month:

                  (a) Audited Balance Sheets at December 31, 1995 and 1996; and

                  (b) Audited Statement of Operations for the years ended December 31, 1995 and 1996.

         The Financial Statements (and, with respect to the New Monthly Financial Statements, when delivered, will or will be as the content may require) (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods, (ii) present fairly in all material respects, the Corporation's financial position, results of its operations and changes in stockholder's equity and cash flows at and for the periods therein specified, (iii) are true and complete, and (iv) are consistent with the books and records of the Corporation.

         2.10 ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, the Corporation has actively conducted its business in the ordinary and regular course consistent with past practice. Since such date, there has not been any material adverse change in the business, condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Corporation. To Seller's knowledge, there has not occurred any event or governmental regulation or order which could cause such a change, nor, to Seller's knowledge, is the occurrence of any such event, regulation or order threatened. Except as set forth on Schedule 2.10, without limiting the generality of the foregoing, since December 31, 1996, there has not been:

                  (a) Any increase made or promised in the compensation or other remuneration payable or to become payable by the Corporation to any of its employees, agents or partners;

                  (b) Any mortgage or pledge of, or any other lien, charge or encumbrance of any kind, on any of the assets, tangible or intangible, of the Corporation;

                  (c) Any sale or transfer of any assets, except for sales of inventory in the ordinary course of business, or settlement, cancellation or release of any indebtedness owing to the Corporation or of any other claims of the Corporation;

                  (d) Any sale, license, assignment or transfer by the Corporation of any patents, trademarks, trade names or other similar intangible assets;

                  (e) Any amendments or termination of any material contract, agreement or license to which the Corporation is a party or to which the Corporation or any of its assets are subject or bound;

                  (f) Any commitment made (through negotiations or otherwise) or any liability incurred to any labor organization by the Corporation;

                  (g) Any payment, declaration or setting aside by the Corporation of dividends or a return of capital or any distribution by the Corporation of any cash or other assets to any shareholder in redemption of or as the purchase price for any of the Corporation's capital stock or equity or in discharge or cancellation in whole or in part of any indebtedness owing (whether in payment of principal, interest or otherwise) to any shareholder;

                  (h) Any discharge or satisfaction by the Corporation of any lien, encumbrance, obligation or liability (accrued, absolute, fixed or contingent), other than those shown on the February 28, 1997 balance sheet of the New Monthly Financial Statements that have been discharged or satisfied in the ordinary course without acceleration and other than those incurred and discharged in the ordinary course of business consistent with past practice;

                  (i) Any material transaction entered into by the Corporation other than in the ordinary course of business consistent with past practice;

                  (j) Any institution by the Corporation of a bonus, stock option, profit-sharing, pension plan or similar arrangement or any changes in any such existing plans;

                  (k) Any incurrence by the Corporation (whether discharged or not) of any obligation or liability (whether accrued, absolute, fixed or contingent) other than current liabilities incurred, and obligations entered into, in the ordinary course of business consistent with past practice;

                  (l) Any adverse change in collection loss experience;

                  (m) Any material loss, damage or destruction to any of the Corporation's properties (whether or not covered by insurance) or any labor trouble;

                  (n) Any payments in cash or otherwise by the Corporation to Seller or any affiliate pursuant to a tax sharing arrangement or any other type of intercompany agreement; or

                  (o) Any change in accounting principles or practices from those utilized in the preparation of the Financial Statements.

         2.11 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the December 31, 1996 balance sheet of the New Monthly Financial Statements, or on
Schedule 2.11, the Corporation is not obligated for, nor are any of its assets or properties subject to, any liabilities or adverse claims or obligations, absolute or contingent, except those incurred in the ordinary course of business since December 31, 1996, and the Corporation is not in default with respect to any terms or conditions of any material liability or obligation. There are no facts known to Seller that might reasonably serve as a basis, in whole or in part, for any material liabilities or obligations not disclosed in this Agreement, in the Financial Statements, in the New Monthly Financial Statements or in the Schedules attached hereto.

         2.12 TAXES.

                  (a) The Corporation, has filed, and will file, on a timely basis, all income, franchise, sales and other tax returns and reports of every nature required to be filed by it (including any consolidated or combined return required to be filed by it and any affiliated person or entity) accurately reflecting all taxes owing to the United States or any other government or any government subdivision, state or local, or any other taxing authority ("Tax Returns"), and has paid in full or made adequate provision in the Financial Statements and the New Monthly Financial Statements for the payment of all taxes (including penalties, additions to tax and interest) for which it has or may have liability. All such Tax Returns are true, correct and complete in all respects. Seller has no knowledge of any unassessed tax deficiency proposed or threatened against the Corporation as a result of the operation of its business. There are no liens on the Corporation's assets as a result of any tax liabilities except for taxes not yet due and payable. There are, and after the date of this Agreement will be, no tax deficiencies (including penalties, additions to tax and interest) of any kind assessed against or relating to the Corporation with respect to any taxable period ending on or before the Closing Date. There are, and after the date of this Agreement, will be no federal income tax deficiencies assessed against the Corporation pursuant to Treasury Regulations Section 1.1502-6. There are, and after the date of this Agreement, will be no other tax deficiencies relating to Tax Returns which include the Corporation for periods ending on or before the Closing Date. As to all tax periods, or portions thereof, which end prior to, or include, the Closing Date for which no Tax Returns are yet due, the liability of the Corporation for taxes allocable to periods (or portions thereof) ending on or before the Closing Date does not exceed the amount accrued on the Financial Statements for such taxes. The liability of the Corporation for taxes has not increased since December 31, 1996, except in the ordinary course of business.

                  (b) The Corporation is not a party to any action or proceeding by any governmental authority for the assessment or collection of taxes, nor has any such event been asserted or threatened. The Corporation has not filed any consent of the type described under
         Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any accumulated earnings penalties. The Corporation has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could oblige it to make any payments that would not be deductible under Section 280G of the Code. The Corporation was never a member of any unitary group for purposes of any state income or franchise tax laws. The Corporation has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (c) Except as set forth on Schedule 2.12, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local, or foreign Tax Return of the Corporation for any period. Neither the Internal Revenue Service nor any state, local or foreign taxing authority has audited any tax return or report filed by the Corporation.

                  (d) The Corporation has furnished to Purchaser complete and correct copies of all Tax Returns filed by the Corporation for all taxable years beginning after December 31, 1994.

                  (e) Seller has furnished to Purchaser complete and correct copies of all audit reports (or portions thereof) received by Seller from the U.S. Treasury Department which relate to the Corporation for any taxable period beginning after December 31, 1991. Seller has furnished to Purchaser complete and correct copies of all audit reports (or portions thereof) received by Seller or the Corporation from any state, local or foreign taxing authority, which relate to the Corporation for any taxable period beginning after December 31, 1991.

                  (f) Schedule 2.12 sets forth all tax elections made by the Corporation, all adjustments under Section 481(a) of the Code which will affect the taxes of Purchaser for all taxable years which end on or after the Closing Date and all tax rulings or closing agreements to which the Corporation is a party. Schedule 2.12 sets forth all jurisdictions in which the Corporation has filed or will file state income or franchise tax returns for each taxable period, or portion thereof, ending on or before the Closing Date.

                  (g) There are no tax liens currently in existence with respect to the Corporation. There are no tax sharing agreements or similar arrangements in effect that include the Corporation.

         2.13 INDEBTEDNESS TO OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as set forth on Schedule 2.13, the Corporation is not indebted to any of its shareholders, officers or directors (or to members of their immediate families) in any amount whatsoever other than for salaries payable or for expenses incurred on behalf of the Corporation in the ordinary course of business.

         2.14 ARTICLES OF INCORPORATION AND BYLAWS. True, accurate and complete copies of the Articles of Incorporation and Bylaws of the Corporation, together with all amendments thereto, have been delivered to Purchaser or its counsel.

         2.15 CORPORATE MINUTES. Seller has furnished or made available to Purchaser and its counsel the corporate record books of the Corporation and the same are accurate and complete and reflect all resolutions adopted and all actions taken, authorized or ratified by the shareholders and directors of the Corporation. Copies of all corporate minutes of meetings held and of all written actions taken after the date of this Agreement will be furnished to Purchaser promptly, and in all events, prior to the Closing Date.

         2.16 BROKERAGE AND FINDER'S FEES. Neither Seller nor any officer, director or agent of the Corporation has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, or commissions with respect to the transactions contemplated by this Agreement.

         2.17 ACCOUNTS RECEIVABLE.

                  (a) Seller has previously delivered to Purchaser an aging schedule as of a date not more than thirty (30) days prior to the date of this Agreement, which is true, correct and complete, of the accounts receivables, both trade and non-trade, of the Corporation as of that date. Seller will update the list as of a date not more than five (5) days prior to the Closing Date. The reserves for doubtful receivables and uncollectible accounts that will be reflected on the books of the Corporation as of the Closing Date will not exceed the greater of (i) five percent (5%) of the then aggregate accounts receivable, or (ii) Twenty-five Thousand Dollars ($25,000.00), and will be sufficient to provide for any losses that may arise in connection with the collection of the accounts receivable. The accounts receivable as reflected on the books of the Corporation as of the Closing Date, net of such reserves, will be fully collectible in the ordinary course of business within ninety (90) days after the Closing Date or such other period of time per the payment terms related to such account receivable, if different, as set forth on such aging schedule, without resort to legal proceedings. All of such accounts receivable will represent valid claims that have arisen in the ordinary course of business.

                  (b) Unless an invoice is delivered to the Corporation with a payment indicating otherwise, all payments received by Purchaser will be applied to a customer's oldest outstanding accounts receivable.

                  (c) In the event that Seller indemnifies Purchaser pursuant to
         Section 8.2 of this Agreement by reason of Seller's breach of the representations and warranties contained in this Section 2.17, Purchaser will cause the corporation to assign to Seller all the Corporation's right, title and interest in and to the uncollected accounts receivable giving rise to said breach, and any other documentation related thereto that is necessary for Seller's collection of same.

         2.18 EMPLOYMENT MATTERS.

                  (a) Except as set forth on Schedule 2.18, the Corporation is not a party to, participant in, or bound by, any collective bargaining agreement, union contract or employment, bonus, deferred compensation, insurance, pension, profit sharing or similar personnel arrangement, any stock purchase, stock option or other stock plans or programs or any employee termination or severance arrangement.

                  (b) Except as set forth on Schedule 2.18, the employment by the Corporation of any person (whether or not there is a written employment agreement) may be terminated for any reason whatsoever not inconsistent with current law, without penalty or liability of any kind other than accrued vacation pay.

                  (c) Except as set forth on Schedule 2.18, there are no active, pending or, to the best of Seller's knowledge, threatened administrative or judicial proceedings under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the National Labor Relations Act or any other foreign, federal, state or local law (including common law), ordinance or regulation relating to employees of the Corporation. For purposes of this subsection (c), Seller's knowledge means the actual knowledge of Seller after reasonable inquiry is made to Charles Meier ("Meier").

                  (d) There are no pending or, to the best of Seller's knowledge, threatened, labor difficulties.

         2.19 NO DEFAULTS. The Corporation is not in default (nor is any such default alleged to exist) under the terms of any material written or oral contract, agreement, lease, license, mortgage, deed of trust, note, guaranty, instrument or understanding (collectively, "Contracts") to which it is a party or to which any of its assets, business or operations is subject, nor, to the best of Seller's knowledge, is any condition or event threatened, which, after notice or the passage of time, or both, would constitute a default under any Contract. To Seller's knowledge, no such default, condition or event exists or is alleged to exist with respect to the performance of any obligation of any other party to any of such Contracts. For purposes of this Section 2.19, Seller's knowledge means the actual knowledge of Seller after reasonable inquiry is made to Meier.

         2.20 MATERIAL CONTRACTS.

                  (a) Schedule 2.20(a) is a true and correct list of each Contract to which the Corporation is a party or by which any of its assets, businesses or operations is bound or affected. Schedule 2.20(a) includes a description of any consents or approvals required of third parties under the terms of such Contracts for the consummation of the transactions contemplated by this Agreement. Schedule 2.20(a) excludes any Contract that (i) may be canceled by the Corporation on thirty (30) days' notice or less without incurring a liability or obligation on the part of the Corporation for such cancellation, or (ii) involves or is reasonably expected to involve the payment of consideration having an aggregate value of less than Fifteen Thousand Dollars ($15,000.00). A true, correct and complete copy of each written, and a description of each oral, Contract, so listed has been delivered to Purchaser or its counsel.

                  (b) Schedule 2.20(b) is a true and correct list of each Contract with a customer of the Corporation that contains provisions
         (i) providing for payment terms to the Corporation of forty-five (45) days or greater, (ii) permitting the customer to retain any portion of the purchase price for the products or services to be provided thereby as security for warranty claims or for any other purpose, or (iii) providing for liquidated or stipulated damages.

         2.21 PURCHASE ORDERS. Schedule 2.21 is a true and complete list of all purchase orders under which the Corporation is or will become obligated to pay any particular vendor an aggregate sum in excess of Ten Thousand Dollars ($10,000.00).

         2.22 INDEBTEDNESS. Schedule 2.22 is a true and complete list of all indebtedness, including, without limitation, trade accounts payable owed or to be owed by the Corporation, including a description of the terms of payment, and, if such indebtedness is secured, a description of all properties or other assets pledged, mortgaged or otherwise hypothecated (voluntarily or involuntarily) as security.

         2.23 LITIGATION. Schedule 2.23 is a true and complete list of all administrative or judicial proceedings to which the Corporation is a party or, to the knowledge of Seller, to which it is threatened to be made a party which relate, directly or indirectly, to any of the Corporation's assets, including, without limitation, proceedings that could affect title to or interests in the assets. There is no action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, pending or threatened against or affecting the Corporation or any of its assets, including, without limitation, any relating to so-called product liability, which, if adversely determined or resolved, would have an adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Corporation, or any provisions of, or the validity of, or rights under, any leases or other operating agreements, licenses, permits or grants of authority of the Corporation. Neither Seller nor the Corporation has received notice that the Corporation is the subject of any governmental investigation and the Corporation is not subject to, nor is it or has it been in default with respect to, any order, writ, injunction or decree of any court, or of any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Schedule 2.23 indicates which of the matters listed are covered by valid insurance and the extent of such coverage. For purposes of this Section 2.23, Seller's knowledge means the actual knowledge of Seller after reasonable inquiry is made to Meier.

         2.24 INSURANCE. Schedule 2.24 is a true and correct list of all the policies of insurance covering the business, properties and assets of the Corporation presently in force (including as to each (i) risk insured against, (ii) name of carrier, (iii) policy number, (iv) amount of coverage, (v) amount of premium, (vi) expiration date and (vii) the property, if any, insured), indicating as to each whether it insures on an "occurrence" or a "claims made" basis. All of the insurance policies set forth on Schedule 2.24 are in full force and effect and all premiums, retention amounts and other related expenses due have been paid, and the Corporation has not received any notice of cancellations with respect to any of the policies. The Corporation has not been refused any insurance by any insurance carrier to which it has applied for insurance during the last five (5) years. There are no circumstances existing which would enable any insurer to avoid liability under any of the Corporation's policies.

         2.25 TRANSACTIONS WITH OFFICERS, ETC.

                  (a) Schedule 2.25(a) is a true and correct list of the ownership of the Corporation in any entity that has any existing contractual relationship, oral or written, or other business relationship with Seller.

                  (b) Schedule 2.25(b) is a true and correct list of all Contracts (oral or written), including, but not limited to, any loans (other than those set forth on Schedule 2.13 of this Agreement or not required to be set forth thereon) or leases, to which the Corporation is a party and to which any of the officers, directors or other employees or shareholders of the Corporation, or members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, is also a party.
         Schedule 2.25(b) includes a list of indebtedness of any such person or entity to the Corporation.

                  (c) Except as set forth on Schedule 2.25(c), none of the Corporation or any officer, director, employee or shareholder of the Corporation, or members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, has any direct or indirect interest in any competitor, supplier or customer of the Corporation or in any person, firm or entity from whom or to whom the Corporation leases any property, or in any other person, firm or entity with whom the Corporation transacts business of any nature.

         2.26 EMPLOYEES. Schedule 2.26 is a true and correct list of all employees of the Corporation, their accrued vacation and sick pay, the nature of their duties and the date and amount of their last increase in compensation. A true, correct and complete copy of each written employment contract and a description of each oral employment agreement with any employee has been delivered to Purchaser or its counsel. As used in this Agreement, the term "employees" includes employees, salesmen, agents, sales representatives and all other persons associated with the Corporation.

         2.27 TRADEMARKS, COPYRIGHTS AND SIMILAR MATTERS.

                  (a) The Corporation has never been charged with infringement or violation of any patent, trademark, service mark, trade name or copyright. The Corporation is not using or has not in any way made use of any patentable or unpatentable invention, or any confidential information or trade secret, of any former employer of any present or past employee of the Corporation. All patents, trademarks, service marks, trade names and copyrights (the "Specified Items"), and all applications or registrations (including those whose use is limited to one or more states of the United States), owned or used by the Corporation are listed on Schedule 2.27 and, to the extent indicated, have been duly registered in, filed in or issued by the United States Patent Office or the corresponding agency or office of each of such states. Except as indicated on Schedule 2.27, the Corporation is the sole and exclusive owner of, or has the sole and exclusive right to use, the Specified Items, except for the rights of licensees (whose names and addresses are listed on Schedule 2.27). Except as set forth on Schedule 2.27, the Corporation does not use any of the Specified Items by consent of any other party and the same are free and clear of any attachments, liens, claims, encumbrances or agreements. Except as listed on Schedule 2.27, there are no claims or demands of any other person, firm or corporation pertaining to any of the Specified Items, and no proceedings have been instituted, are pending or, to the knowledge of Seller, are threatened which challenge the right of the Corporation in respect of any of the Specified Items. None of the Specified Items infringes on, or, to the knowledge of Seller, is being infringed on by others, and none of the Specified Items is subject to any outstanding order, decree, judgment, stipulation or agreement restricting the scope of its use.

                  (b) The Corporation has valid rights to use its corporate name. The Corporation does not use such name by consent of any other person or entity, and uses such name free and clear of any attachments, liens, claims, encumbrances or agreements. There are no claims or demands of any other person or entity pertaining to the use of the name and no proceedings have been instituted or, to the knowledge of Seller, are threatened, which challenge the right of the Corporation in respect of such name; and the use of such name by the Corporation does not infringe on or, to the knowledge of Seller, is not being infringed on by others, and is not subject to any outstanding order, decree, judgment, stipulation or agreement restricting the scope of its use.

                  (c) True, correct and complete copies of all patents, trademarks, service marks, trade names and copyrights, and of all related applications or registrations, that are listed on Schedule 2.27 have been delivered to Purchaser or its counsel.

         2.28 EMPLOYEE BENEFIT PLANS AND OTHER PLANS. Except for the plans or arrangements listed on Schedule 2.28 (hereinafter referred collectively to as the "Plans" and individually as the "Plan"), the Corporation does not, directly or indirectly, maintain, sponsor or have an obligation or liability with respect to, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), executive compensation or incentive plan, bonus or severance arrangement, employment contract, collective bargaining agreement, union contract, deferred compensation agreement, stock purchase or incentive plan or arrangement, or other employee benefit plan or arrangement. For the purposes of this Agreement, "Controlled Group" shall mean the Seller, the Corporation and any trade or business, whether or not incorporated, which is treated together with Seller or the Corporation under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code. With respect to each Plan identified on
Schedule 2.28:

                  (a) All applicable ERISA and Code requirements with respect to such Plan as to the filing of reports, documents and notices with the Secretary of Labor, the Pension Benefit Guaranty Corporation, and the Secretary of the Treasury, or the furnishing of such documents to participants or beneficiaries, have been complied with in all respects by such Plan or its administrators;

                  (b) No member of the Controlled Group, Plan, fiduciary of such Plan or administrator of such Plan, has taken any action, or failed to take any action, which action or failure could subject the Corporation, or any employee of the Corporation to any liability for breach of any fiduciary duty, or for any prohibited transaction (as defined in Section 4975 of the Code), with respect to or in connection with such Plan;

                  (c) There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against such Plan, the Corporation, Seller, or against any fiduciary of such Plan;

                  (d) Such Plan, the fiduciaries of such Plan, Controlled Group members and administrators of such Plan have at all times complied with applicable requirements of ERISA, the Code, and any other applicable law (including the Health Maintenance Organization Act of 1973, as amended) governing such Plan, and such Plan has at all times been properly administered in accordance with all such requirements of law and in accordance with its terms to the extent consistent with all such requirements of law;

                  (e) The Plan is not a "multiemployer plan" as described in
         Section 3(37) of ERISA or Section 414(f) of the Code, nor is it subject to Title IV of ERISA;

                  (f) All bonding required by applicable provisions of ERISA with respect to the Plan has been obtained and is in full force and effect;

                  (g) No trust associated with the Plan has earned any "unrelated business taxable income" (as such term is defined in Section 512 of the Code and the regulations thereunder) or "unrelated debt financed income" (as such term is defined in Section 514 of the Code and regulations thereunder);

                  (h) If the Plan is an "employee pension benefit plan" (as defined in ERISA Section 3(2)), the Plan and its associated trust complies with the applicable provisions of the Code (including, but not limited to, Code Sections 401(a), 401(a)(4), 410(b), 401(a)(26) and
         501(a)), has received a favorable determination letter from the Internal Revenue Service stating that the Plan qualifies under Section 401(a) and that the associated trust, if any, qualifies under Section 501(a), has been timely amended (and the amendment has been submitted to the Internal Revenue Service for a favorable determination letter) with respect to changes required by the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Tax Reform Act of 1984 and is being maintained in accordance with the changes required by the previously described Acts, the Tax Reform Act of 1986 and the Omnibus Budget Reconciliation Act of 1987, and subsequent legislation and regulations;

                  (i) The Plan has not incurred any "accumulated funding deficiency," as defined in Section 301(a)(2) of ERISA whether or not waived;

                  (j) The Plan does not (i) provide for non-terminable or non-alterable medical benefits for employees, dependents or retirees or
         (ii) provide any benefits for any person upon or following retirement or termination of employment except as otherwise required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code (herein collectively referred to as "COBRA"), and then only to the extent the person pays the "applicable premium" (as defined in Code Section 4980B(f)(4)) for such coverage;

                  (k) No events or changes have occurred or are expected to occur with respect to the Plan that would cause an increase in the cost of providing the benefits under the Plan;

                  (l) Full payment has been made of all amounts which Seller, the Corporation or other member of the Controlled Group, is required, under applicable law or under the Plan, to have paid as a contribution or a benefit for the plan years of the Plan ended prior to the date hereof. All contributions required to be made by, and all other liability of, the Corporation with respect to the Plan for the periods covered by the Financial Statements shall have been set forth on the appropriate Financial Statement in accordance with generally accepted accounting principles. Benefits under the Plan are as represented and have not been increased subsequent to the date as of which documents have been provided;

                  (m) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Corporation to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting under the Plan, (iii) increase the amount of compensation due any such employee or officer, (iv) except as specifically set forth herein, directly or indirectly cause the Corporation to transfer or set aside any assets to fund or otherwise provide for the benefits under the Plan for any current or former employee, officer or director, or (v) result in any non-exempt prohibited transaction described in ERISA Section 406 or Code Section 4975;

                  (n) Seller has delivered or caused to be delivered to Purchaser or Purchaser's counsel true and correct copies of the following with respect to the Plan:

                        (i) A copy of the Plan and amendments thereto to the
                  date hereof;

                        (ii) A copy of each trust agreement and insurance
                  contract pertaining to the investment of the assets, if any, of the Plan or the payment of benefits thereunder, including all amendments to such documents to the date hereof;

                       (iii) The most recent determination letter issued by the
                  Internal Revenue Service with respect to the Plan for which a determination letter has been issued and any pending determination letter request with respect to the Plan;

                        (iv) The three (3) most recent Internal Revenue Service
                  Form 5500 series annual return/reports, including all applicable Schedules and audited financial statements, filed with respect to the Plan; and

                        (v) A copy of the latest summary plan description
                  (within the meaning of Section 10(a)(1) of ERISA) for the Plan and each summary of material modifications (within the meaning of Section 101(b)(2) of ERISA) thereto, each of which has been provided to employees and filed with the Department of Labor.

         2.29 ENVIRONMENTAL MATTERS.

                  (a) Definitions.  For purposes of this Section:

                         (i) "Contaminant" means any substance or waste
                  containing hazardous substances, pollutants or contaminants as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section U.S.C. 9601 ET SEQ., and any other substance similarly defined or identified in any other federal, state or local laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes asbestos-containing material and petroleum or petroleum-based products.

                        (ii) "Requirements of Law" means any federal, state or
                  local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, public health or safety.

                        (iii) "Release" has the same meaning as in the
                  Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section U.S.C. 9601 ET SEQ.

                  (b) Except as set forth on Schedule 2.29(b):

                         (i) with the exception of the storage of paint and
                  paint related thinners, solvents and the like used in the ordinary course of business, the Corporation has not caused or allowed any Contaminant to be used, manufactured, stored, placed, processed or released on or off-site of any of the Real Property listed on Schedule 2.7(a);

                        (ii) the Real Property is in compliance with all
                  applicable Requirements of Law;

                       (iii) neither the Corporation, nor the Real Property, nor
                  any real property owned or leased by the Corporation in the past or in which the Corporation has had any interest in the past, are the subject of any notice, order or agreement regarding any remedial action or the Release, threatened Release or presence of a Contaminant; and

                        (iv) neither the Corporation, nor the Real Property are
                  subject to any contingent liability in connection with the Release, threatened Release, or presence of any Contaminants on or off-site of the Real Property.

                  (c) Except as set forth on Schedule 2.29(c):

                        (i) the Corporation has obtained all environmental,
                  health and safety permits necessary, and made all notifications necessary, for the current use of its assets;

                        (ii) all such permits and notifications are in good
                  standing and the Corporation has made timely application for renewal of such permits where necessary;

                        (iii) the Corporation is in compliance with all terms
                  and conditions of such permits and notifications; and

                        (iv) the Corporation's assets are in compliance with all
                  applicable Requirements of Law and are subject to no contingent liability in connection with the Release, threatened Release or presence of any Contaminants on or off-site of such assets.

                  (d) There is not now on or in the Corporation's assets, including but not limited to, the Real Property:

                         (i) any treatment, storage, recycling, disposal or
                  arrangement therefor, of any hazardous waste as that term is defined under 40 CFR Part 261 or any state equivalent;

                        (ii) any underground storage tanks, in use or abandoned;

                        (iii) any asbestos-containing material;

                        (iv) any polychlorinated biphenyls (PCBs) in any
                  hydraulic oils, transformers, capacitors or other electrical equipment.

         2.30 BANK ACCOUNTS. Schedule 2.30 is a true and correct list of the name of each bank, savings and loan, or other financial institution in which the Corporation has an account or safe deposit box, the names of all persons authorized to draw on each account or to have access to each box, the number of signatures required to be given for a withdrawal and a description of the type of account.

         2.31 COMPLIANCE WITH LAWS. The Corporation has complied with all laws, regulations, rules and orders of any governmental department or agency or any other commission, board, agency or instrumentality, federal, state or local, or other requirements of law affecting its business and operations and is not in default under or in violation of any provision of any federal, state or local law, regulation, rule or order.

         2.32 POWERS OF ATTORNEY. The Corporation has not given any power of attorney (irrevocable or otherwise) that is presently in effect to any person or entity for any purpose.

         2.33 LICENSES AND RIGHTS. The Corporation possesses all franchises, licenses, easements, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating. Such franchises, licenses, permits and other authorizations are listed on Schedule 2.33.

         2.34 SCHEDULE OF GOVERNMENT REPORTS. Schedule 2.34 is a true and correct list, and Seller has furnished to Purchaser or its counsel complete copies of all reports, if any, filed since December 31, 1993, by the Corporation with the Department of Labor, Equal Employment Opportunity Commission, Federal Trade Commission, Department of Justice, Occupational Safety and Health Administration, Internal Revenue Service (other than tax returns and standard forms relating to compensation or remuneration of employees), Environmental Protection Agency, Securities and Exchange Commission or Pension Benefit Guarantee Corporation, or any similar state agency.

         2.35 PRODUCTS.

                  (a) The products sold by the Corporation conform to and meet or exceed the standards required by all applicable laws, ordinances and regulations now in effect and, to Sellers' knowledge, there is no pending legislation, ordinance or regulation which if adopted or enacted would have a material adverse effect on such products or the Corporation's business.

                  (b) Schedule 2.35 contains a written statement accurately describing the Corporation's warranties and customer service policies and any recurring warranty problems. The Corporation has no outstanding contracts or proposals that depart from the warranty and customer service policy and practice described in such Schedule. Except as may be listed on Schedule 2.35, no claims of customers or others based on an alleged or admitted defect of material, workmanship or design or otherwise in or in respect of any of the Corporation's products are presently pending or, to the knowledge of Seller, threatened other than product warranty claims in the aggregate not in excess of Twenty Thousand Dollars ($20,000.00). For purposes of this subsection (b), Seller's knowledge means the actual knowledge of Seller after reasonable inquiry is made to Meier.

         2.36 CASUALTY OCCURRENCES. Schedule 2.36 is a true and correct list of occurrences during the last five (5) years of damages to persons or property involving any defects or alleged defects in any of the Corporation's products or their respective designs. All such occurrences are fully and adequately covered by paid-for insurance.

         2.37 INVENTORY. Except as set forth on Schedule 2.37, the inventories of the Corporation consist only of items of a quality and quantity usable and saleable in the ordinary course of business, consistent with past practice, within the Corporation's and the Subsidiaries' normal inventory "turn" experience and do not include any item of inventory which has previously been written off by the Corporation. Items of below-standard quality and items not previously readily saleable in the ordinary course of business have been written down in value in accordance with generally accepted accounting principles to estimated net realizable market values. The value at which the inventories are carried on the Corporation's books reflects the lower of cost (on a FIFO basis) or estimated net realizable market value, and is based on quantities determined by physical count.

         2.38 CAPITAL EXPENDITURE PLANS. Schedule 2.38 sets forth a description of each capital expenditure program of the Corporation involving the expenditure of at least Ten Thousand Dollars ($10,000.00) as to which the expenditure of funds is incomplete, setting forth (i) the budgeted expenditures and (ii) the actual amounts expended, if any.

         2.39 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by Seller in this Agreement or the Schedules hereto (collectively, the "Documents"), contain or will contain any untrue statement of a material fact, or omit or will omit to state a material fact necessary to make the statements of fact contained therein not misleading. All statements of fact made and data presented by Seller in any Document are deemed to be representations and warranties made under this Agreement by Seller. References in any Document, or in any Contract, a copy of which has been provided to Purchaser or its counsel, to any other Document or Contract as to which Seller prior to the date of this Agreement has not provided to Purchaser or its counsel a true copy or, if oral, a written summary, will not be deemed for any purposes of this Agreement to be a disclosure of any term, provision or statement of fact of, or relating to, such other Document or Contract.

                                   ARTICLE III
                                   -----------

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         Purchaser warrants and represents to, and agrees with, Seller as follows:

         3.1 ORGANIZATION AND GOOD STANDING OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned or leased and operated by it, and is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary.

         3.2 AUTHORITY OF PURCHASER. The execution, delivery and consummation of this Agreement by Purchaser has been duly authorized by the board of directors of Purchaser in accordance with all applicable laws and the Certificate of Incorporation and By-Laws of Purchaser, and at the Closing Date no further corporate action will be necessary on the part of Purchaser to make this Agreement valid and binding on Purchaser and enforceable against Purchaser in accordance with its terms.

         3.3 INVESTMENT PURPOSE. The shares of capital stock of the Corporation purchased pursuant to this Agreement will be acquired for investment and not with a view toward the resale or distribution thereof.

                                   ARTICLE IV
                                   ----------

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
                ------------------------------------------------

         The obligations of Purchaser under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing
Date:

         4.1 REPRESENTATIONS TRUE. The representations and warranties of Seller contained in this Agreement are true, complete and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated under this Agreement.

         4.2 ALL CONSENTS OBTAINED. All necessary approvals or consents required to be obtained by Seller have been obtained from all local, state and federal departments and agencies, from all other commissions, boards, agencies and from any other person or entity whose approval or consent is necessary to consummate the transactions contemplated under this Agreement including, without limitation, such consents as may be listed or required to be listed on Schedule 2.2.

         4.3 PERFORMANCE AND OBLIGATIONS. Seller has duly performed all obligations, covenants and agreements undertaken by Seller in this Agreement and have complied with all terms and conditions applicable to Seller under this Agreement to be performed and complied with on or before the Closing Date.

         4.4 RECEIPT OF DOCUMENTS BY PURCHASER. Purchaser has received:

                  (a) a certificate executed by Seller certifying as to the fulfillment of the matters contained in Sections 4.1, 4.2, 4.3 and 4.5 of this Article;

                  (b) a true and correct copy of the Corporation's Articles of Incorporation, certified by the Secretary of State of Michigan as of a date not more than seven (7) days prior to the Closing Date, and a true and correct copy of the Corporation's Bylaws certified by the Secretary of the Corporation as of the Closing Date;

                  (c) a written opinion from counsel for Seller (who must be satisfactory to Purchaser and its counsel), dated as of the Closing Date, addressed to Purchaser, satisfactory to Purchaser and its counsel in form and substance, to the effect that:

                         (i) The Corporation is duly incorporated, validly
                  existing and is in good standing under the laws of the state of Michigan, has full corporate power and authority to carry on its business as and where now conducted, and to own or lease and operate its properties at and where now owned or leased and operated by it, and is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary;

                         (ii) The Corporation is authorized to issue 60,000
                  shares of common stock, without par value, of which 1,000 shares are duly and validly issued and outstanding, fully paid and nonassessable and were not issued in violation of any preemptive or any other rights, including any rights under any federal or state securities laws. There are no other shares of stock, convertible or other securities or rights, warrants or options with respect to any shares of stock or securities of the Corporation authorized, issued or outstanding;

                         (iii) Seller is the record and beneficial owner of all
                  the Shares and has full right and lawful authority to convey, transfer and assign the Shares to Purchaser as provided in this Agreement. Seller has good and marketable title to the Shares free and clear of any lien, claim, charge, option, security interest, restriction on transfer, encumbrances or other defect in title. On the consummation of the transactions contemplated by the Agreement, Purchaser will acquire good and marketable title to the Shares free and clear of any lien, claim, charge, option, security interest, restriction on transfer, encumbrance or other defect in title;

                         (iv) This Agreement constitutes the legal, valid and
                  binding obligation of Seller, and is enforceable against Seller in accordance with its terms;

                         (v) Except as set forth in this Agreement or in any
                  Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement by Seller (a) are not in conflict with the Articles of Incorporation or Bylaws of the Corporation, (b) do not (with or without notice or the passage of time or both) constitute a default under, and are not in conflict with, any Contract known to such counsel to which the Corporation is a party or to which any of its assets are subject, (c) do not violate any order, judgment or decree or any rule, regulation or law, or any other restriction known to such counsel to which the Corporation is a party or to which any of their respective assets are subject, and (d) will not (with or without notice or the passage of time or both) result in the creation of any lien or any charge on or any loss of any assets of the Corporation or in the acceleration or termination of any loan, security interest or other agreement known to such counsel to which the Corporation is a party or to which any of its assets are subject;

                        (vi) Except with respect to those matters as may be
                  disclosed in any Schedule, such counsel has no knowledge of any action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, pending or threatened against or affecting the Corporation or any of its assets at law or in equity, or before or by any federal, state, municipal or other governmental department or by any other commission, board, agency or instrumentality, domestic or foreign, that can reasonably be expected to have any adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Corporation; and

                         (vii) Such other material matters which Purchaser or
                  its counsel reasonably requests.

                  (d) the resignations of such officers and directors of the Corporation as may be requested by Purchaser;

                  (e) certificates representing all of the Shares, with stock powers covering such shares duly endorsed in blank; and

                  (f) a general release of all claims of Seller against the Corporation, in the form of EXHIBIT "C" to this Agreement.

         4.5 NO LITIGATION. No suit, action, or other proceeding is threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain material damages or relief in connection with this Agreement or the consummation of this Agreement, or which is likely to materially and adversely affect the value of the business or assets of the Corporation.

         4.6 EMPLOYMENT AGREEMENT. Meier has entered into an Employment Agreement in the form of EXHIBIT "D" to this Agreement, and by his signature on this Agreement, Meier has agreed to enter into such Employment Agreement on or prior to the Closing.

         4.7 DELIVERY OF BOOKS AND RECORDS. Seller has delivered or made available to Purchaser all books and records of the Corporation relating to or reasonably required for the operation of the business of the Corporation, including, without limitation, copies of all Contracts, financial and accounting records, files and records relating to employees, and all related correspondence.

         4.8 ABSENCE OF CHANGES. There has been no material adverse change in the business (financial or otherwise), assets, liabilities, results of operations or prospects of the Corporation since the date of this Agreement.

         4.9 REAL PROPERTY LEASE. The David M. Rice Restated Trust U/A/D 6/8/83 has entered into a Real Property Lease in substantially the form of EXHIBIT "E" to this Agreement (the "Lease").

         4.10 ESCROW AGREEMENT. Seller has entered into the Escrow Agreement.

         4.11 PURCHASER'S REVIEW. Purchaser has conducted a review of the business, assets, books and records of the Corporation and has found the results of such review to be satisfactory to Purchaser, in its sole discretion.

         4.12 TRADE NAME ASSIGNMENT. Seller, Lanco Corporation and any of its parents, subsidiaries or affiliates have executed a Trademark and Trade Name Assignment in substantially the form of EXHIBIT "F" to this Agreement, whereby all rights to the names "Lanco" and "Lanco Environmental Products" are assigned to Purchaser.

         4.13 EQUIPMENT LEASE. The Corporation has been released from any and all of its obligations under the Equipment Lease dated July 1, 1995, as it relates to any aircraft.

         4.14 MANAGEMENT AGREEMENT. Any management agreement between the Corporation and Lanco Corporation or Seller has been terminated, and the Corporation has received a release from any and all obligations under same.

                                    ARTICLE V
                                    ---------

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                  ---------------------------------------------

         The obligations of Seller under this Agreement are, at the option of Seller subject to satisfaction of the following conditions at or prior to the Closing Date:

         5.1 REPRESENTATIONS TRUE. The representations and warranties of Purchaser contained in this Agreement are true, complete and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated under this Agreement.

         5.2 RECEIPT OF DOCUMENTS BY SELLER. Seller has received:

                  (a) the Purchase Price as provided in Section 1.1;

                  (b) a certificate executed by the President and Secretary or Treasurer of Purchaser certifying as to the fulfillment of the matters contained in Section 5.1 of this Article;

                  (c) a written opinion from counsel for Purchaser, dated as of the Closing Date, addressed to Seller, satisfactory to Seller and its counsel in form and substance, to the effect that:

                         (i) Purchaser is duly incorporated, validly existing
                  and is in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as and where now conducted, and to own or lease and operate its properties at and where now owned or leased and operated by it;

                        (ii) Purchaser has all requisite corporate power to
                  execute, deliver and carry out its obligations under this Agreement and the execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all requisite corporate action;

                       (iii) The execution and delivery of this Agreement and
                  the consummation of the transactions contemplated under this Agreement by Purchaser are not in conflict with the Certificate of Incorporation or By-Laws of Purchaser; and

                        (iv) This Agreement constitutes the legal, valid, and
                  binding obligation of Purchaser, and is enforceable against Purchaser in accordance with its terms.

                  (d) certified copies of resolutions duly adopted by the Board of Directors of Purchaser approving this Agreement and the transactions contemplated under it.

         5.3 NO LITIGATION. No suit, action, or other proceeding is threatened or pending before any court or governmental agency in which it will be or it is sought to obtain material damages from Seller in connection with this Agreement or the consummation of this Agreement.

         5.4 REAL PROPERTY LEASE. Purchaser has entered into the Lease.

         5.5 AGREEMENTS REGARDING SALES COMMISSIONS AND USED EQUIPMENT. Purchaser has entered into two letter agreements in substantially the forms of EXHIBITS "G" AND "H" to this Agreement.

         5.6 ESCROW AGREEMENT. Purchaser has entered into the Escrow Agreement.

         5.7 LICENSE AGREEMENT. Purchaser has entered into a Trademark and Trade Name License Agreement with Seller in substantially the form of EXHIBIT "I" to this Agreement, whereby Seller receives rights to use the name "Lanco."

                                   ARTICLE VI
                                   ----------

                                     CLOSING
                                     -------

         The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Benesch, Friedlander, Coplan & Aronoff LLP on the date that Waterlink, Inc., the parent corporation of Purchaser, closes its contemplated initial public offering at 10:00 A.M. Cleveland Time, or on such other date mutually agreeable to the parties (the "Closing Date"). If the Closing has not taken place by such date by reason of failure of fulfillment of any condition or conditions contained in this Agreement, then the non-fulfilling party may, by written notice to the other party, extend the Closing Date for a period of fourteen (14) days to permit fulfillment of such condition or conditions. Unless the parties otherwise agree in writing, if the Closing has not occurred within [90] days from execution of this Agreement, then this Agreement will be deemed to have been terminated and abandoned, subject to the legal rights and remedies of either party arising out of the other party's breach of any of the provisions of this Agreement. The parties will in good faith use all reasonable efforts to achieve the Closing.


                                   ARTICLE VII
                                   -----------

                            TERMINATION OF AGREEMENT
                            ------------------------

         This Agreement and the transactions contemplated under it may be terminated and abandoned at any time prior to the Closing Date (unless otherwise specified below):

                  (a) by mutual consent in writing of Purchaser and Seller;

                  (b) by Purchaser if there has been a material misrepresentation or breach of warranty in the representation and warranties of Seller made under this Agreement;

                  (c) by Purchaser if all or a material portion of the Corporation's assets have been materially damaged or destroyed before the Closing;

                  (d) by Purchaser if any of the Real Property has been taken, in whole or in part, by eminent domain or by conveyance in lieu of eminent domain;

                  (e) by Purchaser, if any of the conditions contained in
         Article IV, or by Seller, if any of the conditions contained in Article V, respectively, have not been fulfilled in all respects in each case at or prior to the Closing Date.

         Any termination pursuant to this Article VII will not affect the obligations of the parties under Article XI or Section 15.4 below, and will be without prejudice to the terminating party's legal rights and remedies by reason of any breach of this Agreement occurring prior to such termination. In the event this Agreement is terminated by Purchaser pursuant to Sections (b), (c),
(d) or (e) of this Article VII, (other than a termination pursuant to Section
(e) above solely as a result of the conditions contained in Section 4.11 of
Article IV not being fulfilled, in which case Purchaser shall forfeit, and Seller shall retain, the Deposit), Seller will return to Purchaser the Deposit within three (3) days of such termination. In the event of any other termination of this Agreement, Seller shall retain the Deposit. Notwithstanding anything in this Agreement to the contrary, if, on the Closing Date, Purchaser (i) has complied with all of the conditions to Closing contained in Article V, (ii) has notified Seller of its intention to consummate the transactions contemplated under this Agreement, and (iii) is ready and able to pay Seller the Purchase Price and furnishes evidence to that effect to Seller, and if the Closing does not then occur due to the refusal of Seller to so consummate the transactions contemplated under this Agreement, Purchaser will be entitled to specifically enforce the terms of this Agreement in a court of competent jurisdiction, it being acknowledged that monetary damages due Purchaser in such case cannot be adequately determined at law.


                                  ARTICLE VIII
                                  ------------

                           SURVIVAL OF REPRESENTATIONS
                           ---------------------------
                    AND WARRANTIES: INDEMNIFICATION: DISPUTES
                    -----------------------------------------

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the Closing of the transactions contemplated under this Agreement, or any investigation made by or on behalf of Seller or Purchaser, the representations and warranties of Seller and Purchaser contained in this Agreement or in any certificate, Schedule, chart, list, letter, compilation or other document furnished or to be furnished pursuant to this Agreement, will survive the Closing for a period of eighteen (18) months, except that the representations and warranties of Seller contained in Sections 2.4, 2.12, 2.28 and 2.29 with respect to title to Shares, tax matters, employee benefit matters and environmental matters will survive for so long as any applicable statute of limitations has not expired, been suspended or been waived or extended, and for thirty (30) days thereafter. However, as to any breach of, or misstatement in, any such representation or warranty as to which Purchaser has given notice to Seller on or prior to the expiration of the applicable period, as above set forth, the same will continue to survive beyond said period, but only as to the matters contained in such notice.

         8.2 SELLER'S INDEMNIFICATION. Seller will indemnify and save harmless Purchaser and its subsidiaries, shareholders, directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, reasonable legal fees and expenses) resulting from or attributable to (a) the breach of, or misstatement in, any one or more of the representations or warranties of Sellers made in or pursuant to this Agreement, (b) any claims, demands, suits, investigations, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a breach of, or misstatement in, any one or more of the representations or warranties of Sellers made in or pursuant to this Agreement, (c) the Corporation's treatment, transport, recycling, storage or disposal, or any arrangement for any of same, done or made prior to the Closing, of any Contaminant generated and transported off-site from any facility owned or operated by the Corporation or any of its predecessors, or (d) any defect in any product manufactured, shipped or installed by the Corporation prior to the Closing.

         8.3 DEFENSE OF CLAIM. If Purchaser has received actual notice of any claim asserted or any action or administrative or other proceeding commenced in respect of which claim, action or proceeding indemnity properly may be sought against Seller pursuant to this Agreement, Purchaser will give notice in writing to Seller. Within fifteen (15) days after the earlier of (i) receipt of such notice or (ii) receipt of actual notice by Seller from sources other than Purchaser, Seller may give Purchaser written notice of their election to conduct the defense of such claim, action or proceeding at its own expense. If Seller has given Purchaser such notice of election to conduct the defense, Seller may conduct the defense at its expense, but Purchaser will nevertheless have the right to participate in the defense, but such participation will be solely at the expense of Purchaser, without a right of further reimbursement. If Seller has not so notified Purchaser in writing (within the time above provided) of its election to conduct the defense of such claim, action or proceeding, Purchaser may (but need not) conduct (at Seller's expense) the defense of such claim, action or proceeding. Purchaser may at any time notify Seller of Purchaser's intention to settle, compromise or satisfy any such claim, action or proceeding (the defense of which Seller has not previously elected to conduct) and may make such settlement, compromise or satisfaction (at Seller's expense) unless Seller notifies Purchaser in writing (within seven (7) days after receipt of such notice of intention to settle, compromise or satisfy) of its election to assume (at its sole expense) the defense of any such claim, action or proceeding and promptly take appropriate action to implement such defense. Any settlement, compromise or satisfaction made by Purchaser, or any such final judgment or decree entered in, any claim, action or proceeding defended only by Purchaser, regardless of the amount or terms, will be deemed to have been consented to by, and will be binding on, Seller as fully as though they alone had assumed the defense and a final judgment or decree had been entered in such proceeding or action by a court of competent jurisdiction in the amount of such settlement, compromise, satisfaction, judgment or decree. If Seller has elected under this
Section 8.3 to conduct the defense of any claim, action or proceeding, then Seller will be obligated to pay the amount of any adverse final judgment or decree rendered with respect to such claim, action or proceeding. If Seller elects to settle, compromise or satisfy any claim, action or proceeding defended by them, the cost of any such settlement, compromise or satisfaction will be borne entirely by Seller and may be made only with the consent of Purchaser, such consent not to be unreasonably withheld. Purchaser and Seller will use all reasonable efforts to cooperate fully with respect to the defense of any claim, action or proceeding covered by this Section 8.3. Notwithstanding anything to the contrary herein, Seller shall not have the right to assume the defense of any claim, action or proceeding relating to a breach of Section 2.12 hereof, but shall have the right to elect to jointly participate with Purchaser in the defense of any such claim, action or proceeding by giving written notice of such election within the time limits described in the second sentence of this Section 8.3.

         8.4 PURCHASER'S INDEMNIFICATION. Purchaser covenants and agrees to indemnify and save harmless Seller from any and all costs, expenses, losses, damages and liabilities incurred or suffered by Seller (including reasonable legal fees and costs) resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of Purchaser made in or pursuant to this Agreement to the same extent as provided in Clauses (a) and (b) of Section 8.2, and in the same manner as provided in
Section 8.3, of this Article VIII.

         8.5 INDEMNIFICATION BASKET.

                  (a) Any of the foregoing notwithstanding, no party will have any right to indemnification unless and until the aggregate damages indemnifiable by the indemnifying party exceed Fifty Thousand Dollars ($50,000.00) and thereafter will be entitled to the full extent of the damages including the first Fifty Thousand Dollars ($50,000.00).

                  (b) Any liability arising from Seller's breach of Section 2.12 hereof shall not be subject to this Fifty Thousand Dollar ($50,000.00) limitation, and shall be recoverable from the First Dollar.

         8.6 LIMITATION ON INDEMNIFICATION. Any of the foregoing notwithstanding, in no event will the aggregate indemnification obligation of either party pursuant to this Article VIII exceed the Purchase Price. Notwithstanding the foregoing, the limitation on indemnification shall not apply to any obligation of Seller to indemnify Purchaser as a result of a breach of
Section 2.12, for which there shall be no limitation on Seller's indemnification obligation.

                                   ARTICLE IX
                                   ----------

                          CONDUCT PRIOR TO CLOSING DATE
                          -----------------------------

         9.1 CONTINUATION OF BUSINESS. Until the Closing Date, Seller will cause the Corporation to continue to conduct its business in the ordinary and usual course consistent with past practice, and, without limiting the generality of this undertaking, Seller will not, and will cause the Corporation not to, do or suffer to be done any of the following, whether or not in the ordinary and usual course, without the prior written consent of Purchaser:

                  (a) Dispose or contract to dispose of, or acquire or contract to acquire, any Real Property or other assets (except for inventory disposed of or acquired in the ordinary course of business), or any interest in any Real Property or other capital assets;

                  (b) Borrow any money;

                  (c) Enter into any lease;

                  (d) Encumber any assets;

                  (e) Enter into any contract, commitment or arrangement of the type required by Section 2.20 above to be listed on Schedule 2.20;

                  (f) Declare or pay any dividend or declare or make any other distribution to shareholders;

                  (g) Purchase or redeem any shares, notes or other securities;

                  (h) Increase the rate or amount of compensation or the amount or type of other remuneration to any of its directors, officers, employees, agents or other representatives, or agree to do so;

                  (i) Form or cause to be formed, or dispose or contract to dispose of, any subsidiary, or any interest in any subsidiary or acquire any stock or equity interest in any corporation or other entity;

                  (j) Reclassify, split or combine its shares, or issue, sell, distribute or dispose of any shares, notes or other securities, or issue or make any changes to any options, warrants or rights with respect to its shares, or commit itself to do so;

                  (k) Make any new commitments or agree to make commitments for capital improvements or significantly alter standing commitments for capital improvements;

                  (l) Make any single expenditure or agree to make any single expenditure, or series of expenditures in excess of Twenty Thousand Dollars ($20,000.00) in the aggregate, except expenditures for raw materials and supplies purchased in the ordinary course of business and consistent with past practices;

                  (m) Negotiate with anyone other than Purchaser for, or participate with anyone other than Purchaser in, the acquisition of the Shares;

                  (n) Amend, or permit to be amended, in any way, its Articles of Incorporation or Bylaws or merge or consolidate with any other corporation or other entity or change the character of its business; or

                  (o) Make any material change in accounting methods.

         9.2 PRESERVATION OF BUSINESS. Seller will cause the Corporation to (i) preserve intact its present business organization and personnel, (ii) preserve its business, actual and potential, and its advantageous relationships with all persons having business dealings with it, and (iii) preserve and maintain in force all its licenses, certificates, leases, contracts, permits, registrations, franchises, confidential information, patents, trademarks, trade names, service marks and copyrights, and applications for any of the same, and other similar rights. Seller will cause the Corporation to maintain in force all property, casualty, crime, life, directors, officers and other forms of insurance and bonds which it presently carries.

         9.3 CONSENTS AND APPROVALS. Seller will use all reasonable efforts to obtain all necessary consents and approvals of all persons, firms, entities and governmental authorities to the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE X
                                    ---------

                    ASSIGNMENT, THIRD PARTIES, BINDING EFFECT
                    -----------------------------------------

         The rights under this Agreement are not assignable nor are the duties delegable by a party without the written consent of the other party first having been obtained, and any attempted assignment or delegation without such consent will be null and void. Nothing contained in this Agreement is intended to convey upon any person or entity, other than the parties hereto and their successors in interest and permitted assigns, any rights or remedies under or by reason of this Agreement unless expressly stated. All covenants, agreements, representations and warranties of the parties contained in this Agreement are binding on and will inure to the benefit of Purchaser, on the one hand and Seller, on the other, and their respective successors and permitted assigns.


                                   ARTICLE XI
                                   ----------

                                    EXPENSES
                                    --------

         Purchaser, on the one hand, and Seller, on the other, will bear their own respective expenses, including, without limitation, counsel and accountants' fees, in connection with the preparation and negotiation of, and transactions contemplated under, this Agreement, provided, however, that the Corporation may bear and pay up to a maximum of Fifteen Thousand Dollars ($15,000.00) of such expenses of Seller. Notwithstanding the foregoing, Purchaser agrees to bear the costs of the audit of the Corporation's Financial Statements required to have been conducted in connection with Seller's representation and warranty contained in Section 2.9 of this Agreement.


                                   ARTICLE XII
                                   -----------

                                     NOTICES
                                     -------

         All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back, (iii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:

         To Purchaser:      c/o Waterlink, Inc.
         ------------       4100 Holiday Street, N.W.
                            Canton, Ohio  44702
                            Facsimile No.: (330) 455-8134
                            Attention:  Theodore F. Savastano, Chairman

         With a copy to:    Benesch, Friedlander,
                            Coplan & Aronoff LLP
                            2300 BP America Building
                            200 Public Square
                            Cleveland, Ohio 44114
                            Facsimile No.: (216) 363-4588
                            Attention: Ira C. Kaplan

         To Seller:         David M. Rice
         ----------         c/o Lanco Corporation
                            575 Byrne Industrial Drive
                            Rockford, Michigan 49341
                            Facsimile No.: (616) 866-8599

         With a copy to:    Borre, Peterson, Fowler & Reens
                            44 Lafayette, N.E.
                            P.O. Box 1767
                            Grand Rapids, Michigan  49501-1767
                            Facsimile No.:(616) 459-2393
                            Attention: Glen V. Borre



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                                  ARTICLE XIII
                                  ------------

                             REMEDIES NOT EXCLUSIVE
                             ----------------------

         No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every remedy given under this Agreement or now or subsequently existing, at law or in equity, by statute or otherwise. The election of any one or more remedies by Purchaser or Seller will not constitute a waiver of the right to pursue other available remedies.

                                   ARTICLE XIV
                                   -----------

                                 NON-COMPETITION
                                 ---------------

         14.1 NON-COMPETITION AGREEMENT.

                  (a) For a period of five (5) years from and after the Closing Date, but as to clauses (iv) and (v) at any time after the Closing Date, Seller will not, directly or indirectly:

                        (i) engage in, carry on, be employed by or have any
                  interest in a business substantially similar to the business as carried on by the Corporation on the Closing Date;

                        (ii) enter into, engage in, or be employed by or consult
                  with any business in competition with the Corporation on matters substantially similar to the business as carried on by the Corporation on the Closing Date;

                        (iii) employ, assist in employing or otherwise associate
                  in business with any present, former or future employee of the Corporation now or subsequently existing until a period of at least two (2) years has expired since such employee was employed by the Corporation;

                        (iv) induce any person who is a present or future
                  employee, officer, agent, affiliate or customer of the Corporation now or subsequently existing to terminate the relationship; and

                         (v) induce any customer, supplier or any other party
                  with whom the Corporation does business to refuse to do business with the Corporation on as favorable terms as previously done with the Corporation.

The prohibitions in clauses (i) and (ii) will apply only to any place or location set forth on EXHIBIT "J" to this Agreement. Seller acknowledges that the length of time and geographic restriction pertaining to all prohibitions in this Subsection (a) both are reasonable and necessary for the legitimate protection of Purchaser's business and interests.



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                  (b) Seller expressly agrees and understands that the remedy at law for any breach by Seller of this Article XIV will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Seller's violation of this Article XIV, Purchaser will be entitled, among other remedies, to immediate injunctive relief and may obtain a temporary restraining order restraining any threatened or further breach. Nothing in this subsection (b) will be deemed to limit Purchaser's remedies at law or in equity for any breach by Seller of any of the provisions of this Agreement which may be pursued or availed of by Purchaser.

                  (c) In the event any court of competent jurisdiction determines that the specified time period or geographical area set forth in this Section 14.1 is unreasonable, arbitrary or against public policy, then a lesser time period or geographical area that is determined by the court to be reasonable, non-arbitrary and not against public policy may be enforced.

                  (d) In the event Seller violates any legally enforceable provision of this Section 14.1 as to which there is a specific time period during which Seller is prohibited from taking certain actions or engaging in certain activities, then, in such event the violation will toll the running of the time period from the date of the violation until the violation ceases.

                  (e) Notwithstanding the restrictions contained in Paragraph 14.1(a)(i) and (ii), Seller is expressly permitted to continue to purchase, sell and recondition used equipment, whether or not of the type manufactured or sold by the Corporation. Seller, however, shall not knowingly interfere with any ongoing relationships between the Corporation and any of its customers regarding the sales of new equipment, or knowingly or intentionally injure or damage the ongoing business operations of the Corporation. This language shall not be construed as preventing Seller from making a competing bid to any customer regarding used equipment

         14.2 DISCLOSURE OF CONFIDENTIAL INFORMATION. Except as may be required by law or necessary in connection with any dealings with any public agency or authority, from and after the Closing Date, Seller will not disclose, disseminate, divulge, discuss, copy or otherwise use or suffer to be used, in competition with, or harmful to the interests of, the Corporation, any information (written or oral), documents, lists or other data of or respecting any aspect of the business being acquired by Purchaser from Seller under this Agreement.


                                   ARTICLE XV
                                   ----------

                                  MISCELLANEOUS
                                  -------------

         15.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same



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document.

         15.2 CAPTIONS AND SECTION HEADINGS. Captions and section headings are for convenience only, are not a part of this Agreement and may not be used in construing it.

         15.3 WAIVERS. Any failure by any of the parties to comply with any of the obligations, agreements or conditions set forth in this Agreement may be waived by the other party or parties, but any such waiver will not be deemed a waiver of any other obligation, agreement or condition contained herein.

         15.4 RIGHT OF INSPECTION. From and after the date of this Agreement to the Closing Date, Seller will give to Purchaser and its counsel, accountants and other representatives, full access during normal business hours to the offices, properties, agreements, records and affairs of the Corporation, and will furnish copies of all Contracts and other instruments as Purchaser or its counsel may reasonably request. Such investigation will not affect the warranties and representations of Seller under this Agreement. All such information will be treated confidentially and will be used only for the purposes intended. If the transactions contemplated under this Agreement do not take place, all documents and other property of the Corporation or Seller will be returned and all disclosures and information given to Purchaser as contemplated under this Agreement will be treated as confidential and not disclosed to others unless disclosed publicly by Seller or other third parties without fault on the part of Purchaser, or unless otherwise required by law.

         15.5 AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS. Each of the parties agrees to cooperate in the effectuation of the transactions contemplated under this Agreement and to execute any and all additional documents and to take such additional action as is reasonably necessary or appropriate for such purposes.

         15.6 ENTIRE AGREEMENT. This Agreement, including any certificate, schedule, exhibit or other document delivered pursuant to its terms, constitutes the entire agreement between the parties. There are no verbal agreements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect, except by a written instrument signed by the parties to this Agreement.

         15.7 GOVERNING LAWS. This Agreement is to governed by and construed in accordance with the internal laws of the State of Ohio.

         15.8 KNOWLEDGE. All references to "knowledge" or "best knowledge" of a party, or "known to" a party means the actual knowledge of a party.

         15.9 PRESS RELEASES. Prior to the Closing, neither party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated under this Agreement without the prior consent of the other party first obtained; provided, however, that nothing in this Agreement will prohibit either party from issuing or causing publication of any press release or public announcement to the extent that such party determines, on



                                       34
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advice of counsel, that such action is required by law, in which case the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                                GREAT LAKES ENVIRONMENTAL, INC.

                                                By:   /s/  Michael J. Vantusko
                                                   -----------------------------
                                                            "PURCHASER"


                                                   /s/  David M. Rice
                                                --------------------------------
                                                David M. Rice

                                                              "SELLER"

         The undersigned hereby agrees to enter into an Employment Agreement in the form of the attached as EXHIBIT "D" upon the closing of the transactions evidenced by the above Agreement.

                                                   /s/  Charles Meier
                                                --------------------------------
                                                CHARLES MEIER


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                                    EXHIBIT J
                                    ---------

                     LOCATION FOR NON-COMPETITION PROVISIONS
                     ---------------------------------------
                            CONTAINED IN ARTICLE XIV
                            ------------------------

         The continental United States.